EXHIBIT 23(a)




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                       INDEPENDENT AUDITORS' CONSENT






The Board of Directors
Smith Corona Corporation:

      We consent to the incorporation by reference in this Registration Statement of Smith Corona Corporation on Form S-8 of our report dated July 27, 1994 appearing in the Annual Report on Form 10-K of Smith Corona Corporation for the fiscal year ended
June 30, 1994.






/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Stamford, Connecticut
November 10, 1994